AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1995.

                                                 Registration No. 33-




                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549
                               _________________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933
                               _________________________


                            STONE & WEBSTER, INCORPORATED
                (Exact name of registrant as specified in its charter)


       Delaware                                  13-5416910
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
 incorporation or organization)


                     250 West 34th Street, New York, New York 10119
                       (Address of principal executive offices)

                                1995 Stock Option Plan
                                          of
                             Stone & Webster, Incorporated
                               (Full title of the plan)
                               _________________________

                              Peter F. Durning, Secretary
                             Stone & Webster, Incorporated
                                 250 West 34th Street
                               New York, New York 10119
                        (Name and address of agent for service)

                                    (212) 290-7500
             (Telephone number, including area code, of agent for service)
                              ___________________________

                         CALCULATION OF REGISTRATION FEE

Title of                         Proposed      Proposed
each class                       maximum       maximum
of securities      Amount        offering      aggregate      Amount of
to be              to be         price per     offering       registration
registered         registered    unit(1)       price(1)       fee

Common Stock,      750,000       $30.94        $23,205,000    $8,001.72
$1 par value       shares_

(1) The price of $30.94 per share, which was the average of the high and low prices of Common Stock as reported on the New York Stock Exchange consolidated reporting system on June 19, 1995, is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(h).

                                        PART I
                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*







_____________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Note to Part I of Form S-8.


<PAGE
>                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

                  The documents listed below are hereby incorporated by reference and made a part hereof, and all documents subsequently filed by Stone & Webster, Incorporated (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  (a) The annual report on Form 10-K of the Company for the
            year ended December 31, 1994 (and the documents incorporated by reference therein).

                  (b) All other reports filed by the Company pursuant to
            Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

                  (c) The description of the Company's Common Stock which
            is contained in the Company's registration statement filed under the Securities Exchange Act of 1934, including any amendments or reports filed for purposes of updating such descriptions.

                  (d) The Company's definitive proxy statement filed
            pursuant to Section 14 of the Securities Exchange Act of 1934 in connection with the 1995 Annual Meeting of Stockholders.

Item 4.     Description of Securities.

                  Not applicable.

Item 5.     Interests of Named Experts and Counsel.

                  The consolidated financial statements and the financial statement schedule of the Company and its Subsidiaries as of December
31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, incorporated by reference in this Registration Statement, have been incorporated herein in reliance upon the report of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

Item 6.     Indemnification of Directors and Officers.

                        Section 145 of Chapter 1 of the General Corporation
            Law of the State of Delaware and Section 14 of Article Sixth of the Company's Restated Certificate of Incorporation permit the indemnification under certain circumstances of directors or officers of the Company and its subsidiaries for expenses incurred in connection with the defense of actions, suits or proceedings against them as such directors or officers. The Company has purchased from the American International Group a Directors, Officers and Corporate Liability policy under which the directors and officers of Stone & Webster, Incorporated and its subsidiaries and the Company are insured against loss arising from any claim made against them by reason of any wrongful act in their respective capacities.

                         The Stockholders of the Company have approved
            amendments to the Restated Certificate of Incorporation of the Company which limit the personal liability of the directors to the Company or its Stockholders for monetary damages arising out of the directors' breach of their fiduciary duty of care under certain circumstances, as permitted by the Delaware General Corporation Law.


Item 7.     Exemption from Registration Claimed.

                        Not applicable.

Item 8.     Exhibits.

                  Certain of the following exhibits are filed herewith.
            Certain other of the following exhibits have been filed with the Commission and are incorporated herein by reference.

                  4-a Restated Certificate of Incorporation, defining rights of security holders (Exhibit (3)(a), Form 10-K for the fiscal year ended December 31, 1990 (File No. 1-1228)).

                 *4-b   1995 Stock Option Plan of Stone & Webster,
                        Incorporated.

                 *5 Opinion dated June 22, 1995 of Mudge Rose Guthrie Alexander & Ferdon as to the legality of securities to be registered.

                *23-a   Consent of Coopers & Lybrand.

                 23-b The consent of Mudge Rose Guthrie Alexander & Ferdon is contained in the opinion of such firm filed herewith as Exhibit 5.


                        *Filed herewith

Item 9.     Undertakings.

                  (1) The undersigned registrant hereby undertakes (a) to
            file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10
            (a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)
            (i) and (a) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (2) The undersigned registrant hereby undertakes that,
            for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) Insofar as indemnification for liabilities arising
            under the Securities Act of 1933 (which shall not include the insurance described under Item 6 above) may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in the first sentence under Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, Stone & Webster, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 21st day of June, 1995.

                                    STONE & WEBSTER, INCORPORATED
                                             (Registrant)


                                    By    /s/ Jeremiah P. Cronin
                                          Jeremiah P. Cronin
                                          Executive Vice President

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                           Date


/s/ Bruce C. Coles                 Chairman of the Board,       June 21, 1995
Bruce C. Coles                     Chief Executive Officer
                                   (Principal Executive
                                   Officer), President and
                                   Director


/s/ Jeremiah P. Cronin             Executive Vice President        June 21, 1995
Jeremiah P. Cronin                 (Principal Financial
                                   and Accounting Officer)


/s/ William L. Brown               Director                        June 21, 1995
William L. Brown


/s/ Frank J. A. Cilluffo           Director                        June 21, 1995
Frank J. A. Cilluffo


/s/ Donna R. Fitzpatrick           Director                      June 21, 1995
Donna R. Fitzpatrick


/s/ Kent F. Hansen                 Director                        June 21, 1995
Kent F. Hansen


/s/ Elvin R. Heiberg, III          Director                        June 21, 1995
Elvin R. Heiberg, III


/s/ John A. Hooper                 Director                        June 21, 1995
John A. Hooper


/s/ J. Angus McKee                 Director                        June 21, 1995
J. Angus McKee



/s/ Kenneth G. Ryder               Director                        June 21, 1995
Kenneth G. Ryder


/s/ Meredith R. Spangler           Director                        June 21, 1995
Meredith R. Spangler

                                     EXHIBIT INDEX



Exhibit Number        Exhibit                                 Page

4-b                   1995 Stock Option Plan                  II-6
                      of Stone & Webster, Incorporated.

5                     Opinion dated June 22, 1995             II-20
                      of Mudge Rose Guthrie Alexander
                      & Ferdon as to the legality of
                      securities to be registered.

23-a                  Consent of Coopers & Lybrand.           II-23